Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ingredion Incorporated

We consent to the incorporation by reference in the registration statement (No. 333 43525, 333-71573, 333-75844, 333-33100, 333-105660, 333-113746, 333-129498, 333-143516, 333-160612, 333-171310, and 333-208668) on Form S-8 and to the incorporation by reference in the registration statement (No. 333-213597) on Form S-3 of Ingredion Incorporated of our report dated February 25, 2019, with respect to the consolidated balance sheets of Ingredion Incorporated as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10‑K of Ingredion Incorporated.

/s/ KPMG LLP

Chicago, Illinois
February 25, 2019